EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Lane Co # 5, Inc. (the "Company") on Form 10-KSB for the year ended September 30 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report'), I, John D. Lane, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

January 13, 2009	/s/ John D. Lane
John D. Lane, President
Principal Executive Officer
Principal Financial Officer